                                                                  EXHIBIT 10.38


                 THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 1, 1995 by and among Fretter, Inc., a Michigan corporation (the "Borrower"), the LENDERS listed on the signature pages hereof, and BT COMMERCIAL CORPORATION, as Agent, in its capacity as Agent for the Lenders. Words and phrases having defined meanings in the Existing Credit Agreement referred to below shall have the same respective meanings when used herein, unless otherwise expressly defined herein.

                                  WITNESSETH:

     WHEREAS, the parties hereto have entered into a Credit Agreement, dated as of November 30, 1993, relating to a revolving credit facility in an amount not to exceed $140,000,000 for the Borrower's ongoing working capital, letter of credit and general corporate needs, as amended by that certain First Amendment to Credit Agreement dated as of January 26, 1994 and that certain Second Amendment to Credit Agreement dated as of October 28, 1994 (as so amended, the "Existing Credit Agreement" and as amended by this Amendment, the "Credit Agreement");

     WHEREAS, in connection with the Borrower's closing of numerous retail store locations and a decreased need for working capital financing the Borrower has requested that the Lenders decrease their Commitments by an aggregate amount equal to $90,000,000; and

     WHEREAS, the Borrower and the Lenders desire to make certain other amendments and modifications to the Existing Credit Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Existing Credit Agreement. Subject to and conditioned upon the fulfillment of each of the conditions precedent set forth in Section 4 hereto:

     1.1 Annex I to the Existing Credit Agreement is hereby amended by deleting the terms thereof in their entirety and inserting Annex I attached hereto therefor. On the effective date of this Amendment, the Borrower shall pay to each Lender the amount by which the outstanding principal balance of the Revolving Loans of each Lender exceeds such Lender's Commitment (as amended by this Amendment) together with all accrued interest and fees owed to such Lender (other than attorneys' fees and expenses). From and after the date hereof, any such Lender whose Commitment, as listed on Annex I, is $0 shall no longer constitute a "Lender" for purposes of the Credit Agreement with respect to any events or acts which occur after the date of such payment.

     1.2 Section 1.1 (General Definitions) of the Existing Credit Agreement is hereby amended by deleting the definition of Borrowing Base set forth therein and inserting the following therefor:

     Borrowing Base means the sum of:

          (A) eighty-five percent (85%) of Eligible Accounts Receivable, plus;

          (B) fifty percent (50%) of Eligible Inventory (provided, that the percentage set forth in this clause B shall be sixty-five percent (65%) from and including November 1, 1995 to and including January 31, 1996), minus;

          (C) the aggregate amount of reserves, if any, established by the Agent under Section 2.1(b).

     1.3 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definition of EBITDA set forth therein and inserting the following therefor:

           EBITDA for a period means the consolidated net income (determined without giving effect to preferred stock dividends declared during such period and without regard to the cumulative tax effect, if any, of net operating losses utilized on goodwill and net worth and determined as if goodwill is amortized over a 30-year period) of the Borrower and its Subsidiaries other than any Dixon Entities or Fretter Auto (excluding extraordinary items) (a) plus all Interest Expense (less interest income, if any), income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles), (b) less gains and plus losses attributable to any fixed asset sales, (c) plus or minus any other non-cash charges which have been subtracted or added in calculating consolidated net income of the Borrower and its Subsidiaries (other than any Dixon Entities or Fretter Auto) and (d) plus amounts expended by the Borrower in connection with the closing of its operations in the Boston metropolitan area.

     1.4 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definition of Insolvency Event set forth therein and inserting the following therefor:

           Insolvency Event means, with respect to any Person, the occurrence of any of the following: (a) a voluntary or involuntary petition for bankruptcy or other relief involving that Person, its assets or its liabilities under the Bankruptcy Code or any similar statute, (b) an assignment of its assets for the benefit of creditors, (c) its failure or suspension of business operations, or (d) appointment of a receiver or trustee for it or a substantial portion of its assets.

           1.5 Section 1.1 of the Existing Credit Agreement is hereby further amended by deleting the definition of Interest Expense set forth therein and inserting the following therefor:

           Interest Expense means the consolidated expense of the Borrower and its Subsidiaries other than any Dixon Entities or Fretter Auto for interest on Indebtedness, including, without limitation, amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligation; provided, however, that the closing fees paid to the Agent and the Lenders in connection with the execution and delivery of the Third Amendment to this Credit Agreement (and the amortization thereof) shall be deemed not to constitute Interest Expense.

      1.6 Section 1.1 of the Existing Credit Agreement is hereby amended by amending the definition of Eligible Inventory set forth therein by changing the period at the end of subsection (f) thereof to a semi-colon, adding the word "or" thereafter, and adding the following new subsection (g) as follows:

           (g) it is in the possession or under the control of, or it is located at any location that is owned by, leased by, operated by or under the possession or control of, any of the Dixon Entities or Fretter Auto.

      1.7 Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following defined terms to Section 1.1 in alphabetical order:

           Dixon Entities means any of Dixons US, Silo Holdings, Inc., Silo, Inc., Silo-Dixon, Inc., Silo California, Inc., Tipton Centers, Inc., BB Lease Co., Silo Financial Services, Inc., and Silo Distribution Services, Inc.

           Fretter Auto means, collectively, Fretter Auto Sound, Inc., and its wholly owned subsidiary, The New Haney's Company, Inc.

     1.8 Section 3.1(a) of the Existing Credit Agreement is hereby amended by deleting the term "$25,000,000" set forth therein and inserting the term "$15,000,000" therefor.

     1.9 Section 4.7(a) of the Existing Credit Agreement is hereby amended by deleting the terms thereof in their entirety and inserting the following therefor:

                (a) General Provisions. Subject to the provisions set forth in the fee letter executed by the Borrower in favor of the Lenders in connection with the Third Amendment and Waiver to this Credit Agreement, if the Commitments are reduced or terminated for any reason (including as a result of the occurrence of an Insolvency Event) prior to the Expiration Date, the Borrower will pay to the Agent, for the ratable benefit of the Lenders, a fee (the "Early Termination Fee") in an amount equal to two percent (2%) of the amount of each such reduction.

          1.10 Section 6.13 (No Defaults) of the Existing Credit Agreement is hereby amended by adding the following sentence at the end thereof:

      Neither the Borrower nor Fred Schmid Appliance & TV Co. ("Fred Schmid") is in payment default under the term of any lease to which either of them is a party or for which either of them is liable (contingently or otherwise) covering any retail store or warehouse location of the Borrower or Fred Schmid or any other Person, which default could reasonably be expected to have a Material Adverse Effect.

          1.11 Sections 8.1 (Consolidated Book Net Worth) and 8.2 (Consolidated Net Income) of the Existing Credit Agreement are hereby amended by deleting the terms thereof in their entirety.

          1.12 Section 8.3 of the Existing Credit Agreement is hereby amended by deleting the terms thereof in their entirety and inserting the following therefor:

                8.3 Interest Coverage Ratio. The Borrower shall have as of the end of each of its fiscal quarters a ratio of EBITDA to Interest Expense for such quarter of not less than 1.0 to 1.

          1.13 Section 8.4 (Capital Expenditures) of the Existing Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following therefor:

      The Borrower and its Subsidiaries shall not make payments for Capital Expenditures in excess of $25,000,000 in the aggregate per fiscal year; provided, however that during the period commencing October 1, 1995 through the Expiration Date the Borrower and its Subsidiaries shall not make payments for Capital Expenditure in excess of $5,000,000.

          1.14 Section 8.5 (Debt Service) of the Existing Credit Agreement is hereby amended by deleting the terms thereof in their entirety.

          1.15 Section 8.10 of the Existing Credit Agreement is hereby amended by deleting the terms thereof in their entirety and inserting the following therefor:

                8.10 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Dixon Entities or Fretter
      Auto) to, directly or indirectly, (a) declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Borrower or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries except that any Subsidiary may declare and pay dividends to the Borrower or any other Subsidiary except as provided herein; or (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement) or of any Mandatory Redeemable Obligation; provided that any Subsidiary may make payments on account of Indebtedness owing to the Borrower or any other Subsidiary in accordance with the terms thereof, except as provided herein. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries (other than Dixon Entities or Fretter Auto) to, declare or pay any dividend to (other than dividends payable solely in common stock of the Borrower), loan or transfer any funds to, pay any indebtedness on account of, or transfer any Collateral to any Dixon Entities or Fretter Auto; provided, however, that amounts in an aggregate amount not to exceed $1,000,000 may be transferred by the Borrower to the Dixon
      Entities or Fretter Auto to pay liabilities of such Persons for (i) operating expenses in connection with the operation of the five stores leased by the Dixon Entities and operated as Fred Schmid stores in the State of Colorado, (ii) severance costs related to the termination of employees of the Dixon Entities or Fretter Auto and (iii) COBRA liabilities of Silo, Inc.

          1.16 Section 8.17 (No Corporate Changes) of the Existing Credit Agreement is hereby amended by deleting the last clause of Section 8.17, which begins with the words "provided that", and replacing that clause with the following:

             provided that, notwithstanding the foregoing, none of the Dixon Entities or Fretter Auto shall be merged or consolidated with the Borrower or any Subsidiary (other than any of the Dixon Entities or Fretter Auto).

          1.17 Section 9.1(f) of the Existing Credit Agreement is hereby amended by deleting the terms thereof in their entirety and inserting the following therefor:

                (f) The Borrower or any other Credit Party (other than any such other Credit Party having a net worth that is less than 5% of the aggregate net worth of all of the Credit Parties and other than Fretter Auto or any of the Dixon Entities) shall become the subject of an Insolvency Event, and in the case of any Insolvency Event which is not commenced by the Borrower or the applicable Credit Party, such Insolvency Event is not resolved or dismissed within thirty (30) days.

          1.18 Section 9.1 (Events of Default and Remedies) of the Existing Credit Agreement is hereby further amended by inserting the following Section 9.1(k) at the end thereof:

          (k) Maximum Outstanding Obligations. The Borrower shall fail to reduce on at least one Business Day between January 24, 1996 and February 7, 1996 the aggregate outstanding balance of all Revolving Loans plus the principal amount of all outstanding Letter of Credit Obligations with respect to all Letters of Credit to an amount not greater than $25,000,000.

          2. Waiver of Early Termination Fee. Subject to and conditioned upon the fulfillment of each of the conditions precedent set forth in Section 4 hereto, each of the Lenders hereby waives any Early Termination Fee which it may have been entitled to pursuant to the terms of the Existing Credit Agreement as a result of the reduction of the Commitments from $140,000,000 to $50,000,000 pursuant to the terms of this Amendment.

          3. Waiver of Existing Events of Default and Certain Future Events of Default. Subject to and conditioned upon the fulfillment of each of the conditions precedent set forth in Section 4 hereto, effective as of the date hereof, each of the Lenders agrees to waive:

          (i) the Events of Default under the Existing Credit Agreement which have arisen directly as a result of the Borrower's failure to comply with requirements of Section 8.1 (Consolidated Book Net Worth), 8.2 (Consolidated Net Income), or 8.3 (Interest Coverage Ratio) for the period commencing August 1, 1995 through the date hereof;

          (ii) the Events of Default under Section 9.1(h) of the Existing Credit Agreement which have arisen solely as a result of the existence of certain events of default under the Fixed Asset Loan Credit Documents or the ITT Agreement for the period commencing August 1, 1995 through the date hereof;

          (iii) any Event of Default which may arise upon or after the commencement of an Insolvency Event (as defined in the Existing Credit Agreement) by or against any Dixon Entities or Fretter Auto as a result of the failure of any Dixon Entities or Fretter Auto to comply (or the Borrower's failure to cause any of the Dixon Entities or Fretter Auto to comply) with any requirement set forth in the Credit Agreement or any other Credit Document applicable to any Dixon Entities or Fretter Auto; and

          (iv) Any Material Adverse Effect that consists of a material adverse effect solely upon, or that is solely attributable to the initiation of an Insolvency Event by or against, any Dixon Entities or Fretter Auto.

          4. Conditions Precedent to Amendment and Waiver Effectiveness. The amendments and modifications set forth in Section 1 and the waivers set forth in Section 3 hereof shall become effective upon, and are expressly conditioned upon, the fulfillment of each of the following conditions precedent (unless waived by the Majority Lenders, or in the case of paragraph (h) below each of the Lenders receiving the payments described therein):

                (a) The Agent shall have received original executed counterparts of this Amendment from the Borrower and each of the Lenders.

                (b) The Agent shall have received a copy of a resolution of the Board of Directors of the Borrower and each of its Subsidiaries identified in Section 4(c) authorizing the execution and delivery of this Amendment (or, in the case of Subsidiaries, the consent described in Section 4(c) and the release described in Section 4(d)), certified by the Secretary or an Assistant Secretary of the Borrower or the Subsidiary, as applicable.

                (c) Each Subsidiary of the Borrower which has executed a Guarantee shall have executed a Consent satisfactory in form and substance to the Agent reaffirming such Subsidiary's obligations under its respective Guarantee and consenting to the Borrower's execution, delivery and performance of this Amendment.

                (d) The Agent shall have received a release in the form of Exhibit A hereto executed by the Borrower and each Guarantor.

                (e) The Agent shall have received an opinion of counsel of the Borrower in form and substance satisfactory to the Agent.

                (f) The Agent and the Lenders shall have received the fees provided in those certain letter agreements of even date herewith executed by the Borrower.

                (g) The Borrower and Michigan National shall have entered into an amendment and waiver to the Fixed Asset Loan Credit Documents in form and substance satisfactory to the Agent providing for, among other things, the waiver of all existing defaults and events of defaults thereunder and the amendment of certain covenants set forth therein.

                (h) Concurrently with the effectiveness of this Amendment, the Lenders shall have received the amounts required to be paid pursuant to
      Section 1.1 of this Amendment.

          5. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

                (a) The execution, delivery and performance by the Borrower of this Amendment (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles or Certificate of Incorporation or By-Laws of the Borrower, (v) do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its assets are bound and (vi) will not result in the creation or imposition of any Lien upon any asset of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which it or any of its assets may be bound or affected.

                (b) This Amendment and the Existing Credit Agreement as amended by this Amendment are the legal, valid and binding obligation of the Borrower, and are enforceable against the Borrower in accordance with their terms.

                (c) The representations and warranties contained in the Existing Credit Agreement and the other Credit Documents, except as expressly modified, deleted, or waived in this Amendment, are true and correct in all material respects on and as of the date hereof as though made on the date hereof, except to the extent that such representations expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date).

                (d) Except for the Events of Default which are being waived pursuant to Sections 2 and 3 above, no Default or Event of Default has occurred and is continuing.

          6. Reference to and Effect Upon the Existing Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Existing Credit Agreement to "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Existing Credit Agreement, as amended hereby, and each reference to the Existing Credit Agreement in any other Credit Document shall mean and be a reference to the Existing Credit Agreement, as amended hereby.

          7. Reaffirmation; Expenses. The Borrower hereby reaffirms to the Agent and each of the Lenders that, except as modified hereby, the Existing Credit Agreement and all of the Credit Documents remain in full force and effect and have not been otherwise waived, modified or amended. Except as expressly modified hereby, all of the terms and conditions of the Existing Credit Agreement shall remain unaltered and in full force and effect. The Borrower acknowledges that all legal expenses of the Agent related to this Amendment shall be paid by the Borrower.

         8. Choice of Law. This Amendment has been delivered in Chicago, Illinois, and shall be governed by and construed in accordance the laws and decisions of the State of Illinois without giving effect to the conflicts of law principles thereunder.

         9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by telecopier, with the intention that they shall have the same effect as an original counterpart thereof.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                 BORROWER:

                                 FRETTER, INC.,
                                 a Michigan corporation


                                 By
                                   -----------------------
                                 Title:

                                 AGENT:

                                 BT COMMERCIAL CORPORATION,
                                 as Agent


                                 By
                                   -----------------------
                                        Vice President

                                 LENDERS:

                                 BT COMMERCIAL CORPORATION

                                 By
                                   -----------------------
                                        Vice President

                                 SANWA BUSINESS CREDIT CORPORATION

                                 By
                                   -----------------------
                                 Title:

                                 HARRIS TRUST AND SAVINGS BANK

                                 By
                                   -----------------------
                                 Title:

                                 LASALLE NATIONAL BANK

                                 By
                                   -----------------------
                                 Title:

                                 MERCANTILE BUSINESS CREDIT, INC.

                                 By
                                   -----------------------
                                 Title:

                                 THE BANK OF NEW YORK COMMERCIAL
                                 CORPORATION


                                 By
                                   -----------------------
                                 Title:

                                 HELLER FINANCIAL, INC.

                                 By
                                   -----------------------
                                 Title:

                                 NATIONSBANK BUSINESS CREDIT

                                 By
                                   -----------------------
                                 Title:

                                 NATIONAL CANADA FINANCE CORP.

                                 By
                                   -----------------------
                                 Title:


                                 By
                                   -----------------------
                                 Title:

                                 NBD BANK (f/k/a NBD BANK, N.A.)


                                 By
                                   -----------------------
                                 Title:

                                    CONSENT

     By Subsidiary Guarantee dated as of November 30, 1993 (each a "Guarantee"), each of the undersigned (the "Guarantors") guaranteed to the Guaranteed Parties (as defined therein), subject to the terms, conditions and limitations set forth therein, the prompt payment and performance of all of the Guaranteed obligations (as defined therein). Each Guarantor consents to the Borrower's execution of the foregoing Third Amendment and Waiver to Credit Agreement and acknowledges the continued validity, enforceability and effectiveness of the Guarantee executed by it with respect to all loans, advances and extensions of credit to the Borrower, whether heretofore or hereafter made, together with all interest thereon and all expenses in connection therewith.

                                      FRETTER AUTO SOUND, INC.
                                      FRETTER ACQUISITION COMPANY, INC.
                                      FRED SCHMID APPLIANCE & TV CO.
                                      FRETTER REAL ESTATE COMPANY
                                      SILO HOLDINGS, INC.
                                      SILO, INC.
                                      SILO CALIFORNIA, INC.
                                      SILO-DIXON, INC.
                                      DIXONS U.S. HOLDINGS, INC.  FRETTER
                                      WAREHOUSE COMPANY, INC.


                                      By
                                        -----------------------
                                      Title:

Dated: November 1, 1995

                                    ANNEX I


Name and Address of Lender           Commitment
- - --------------------------           -----------

BT Commercial Corporation            $15,000,000
233 South Wacker Drive
Suite 8400
Chicago, Illinois 60606
Attn: Wayne D. Hillock
Phone No.: 312-993-8155
Fax No: 312-993-8096


Sanwa Business Credit                $13,000,000
Corporation
One South Wacker Drive
Chicago, Illinois 60606
Attn: Barbara A. Horton,
Account Executive
Phone: 312-853-8051
Fax:   312-782-6035




Harris Trust and Savings Bank        $0
111 West Monroe Street
Chicago, Illinois 60690
Attn: M. Elizabeth Gilliam/
Patrick McDonnell-2West
Phone: 312-461-5111 (EG)
Phone: 312-461-5054 (PM)
Fax: 312-461-2591




LaSalle National Bank                $15,000,000
120 South LaSalle Street
Suite 509
Chicago, Illinois 60603
Attn: Christopher G. Clifford,
Vice President
Phone: 312-781-8415
Fax: 312-750-6450

Name and Address of Lender       Commitment
- - --------------------------       ----------

Mercantile Business Credit,         $0
Inc.
100 South Brentwood Blvd.
Suite 500
St. Louis, MO 63105
Attn: Jeanne Gieseke, Vice
President
Phone: 314-579-8447
Fax: 314-579-8502




The Bank of New York                $0
Commercial Corporation
1290 Avenue of the Americas
3rd Floor
New York, NY 10104
Attn: Dan Murray, Vice
President
Phone: 212-408-4088
Fax: 212-408-4313




Heller Financial, Inc.              $0
500 West Monroe, 18th Floor
Chicago, Illinois 60661
Attn: Joel Richards, Vice
President
Phone: 312-441-7439
Fax: 312-441-7026




NationsBank Business Credit,        $7,000,000
Inc.
901 Main Street, 6th Floor
Dallas, TX 75202
Attn: Bart Bearden, Vice
President
Phone: 214-508-0433
Fax: 214-508-3501

Name and Address of Lender      Commitment
- - --------------------------      ----------


National Canada Finance Corp.          $0
American Center Building
27777 Franklin Road, Suite
1570
Southfield, MI 48034
Attn: Jeffrey C. Angell,
Vice President
Phone: 810-354-4800
Fax: 810-354-1768




NBD Bank                               $0
1190 First National Building
Detroit, MI 48226
Attn: Bruce Thompson
Phone: 313-225-4337
Fax: 313-225-4355








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